UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2007

NASTECH PHARMACEUTICAL COMPANY INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On November 7, 2007, Nastech Pharmaceutical Company Inc. (the "Company") issued a press release announcing that it has reacquired its rights to Teriparatide (Parathyroid Hormone: PTH(1-34)) nasal spray for the treatment of osteoporosis from its collaboration partner Proctor & Gamble Pharmaceuticals, Inc. ("P&G"), and that the Product Development and License Agreement, dated January 27, 2006, and as subsequently amended on each of November 7, 2006, November 17, 2006, December 1, 2006 and December 4, 2006 (as so amended, the "License Agreement"), has been terminated as of November 5, 2007. By virtue of the termination of the License Agreement, the Supply Agreement between the Company and P&G, dated June 2, 2006 (the "Supply Agreement"), automatically terminated pursuant to its terms.

Under the terms of the License Agreement, the Company granted P&G rights to the worldwide development and commercialization of its PTH(1-34) nasal spray in exchange for an upfront fee, research and development expense reimbursements, and the potential for future milestone payments upon the successful completion of specified development, regulatory and commercialization goals and royalties on product sales. The Company received a $10.0 million initial payment upon execution of the License Agreement, and a $7.0 million milestone payment in the second quarter of 2006.

Under terms of the Supply Agreement, the Company agreed to serve as the exclusive manufacturer of the PTH(1-34) nasal spray and to supply it to P&G following the approval of PTH(1-34), which approval has not yet been granted. The Company did not supply any PTH(1-34) nasal spray to P&G under the Supply Agreement.

P&G determined that PTH(1-34) did not met its requirements to continue the partnership under the terms of the License Agreement, and as a result it exercised its right to terminate the License Agreement without cause by delivery to the Company on November 6, 2007 of a termination notice, which was effective as of November 5, 2007.

The Company expects to recognize approximately $5.5 million in revenue in the fourth quarter due to the termination of the License Agreement.

In connection with the foregoing, the Company hereby furnishes the following exhibits:

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

November 7, 2007	By:	Dr. Steven C. Quay

Name: Dr. Steven C. Quay
Title: Chairman of the Board, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated November 7, 2007.